EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Registration Statement on Form S-1/A, of our report dated April 18, 2022 related to the financial statements of Sunnyside LLC dba Sundry (the “Company”) as of December 31, 2021, and for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Newport Beach, California

August 24, 2023